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                                                                    EXHIBIT 99.2

                                     PROXY
                                       OF
                             LAKELAND BANCORP, INC.



     The undersigned hereby appoints John W. Fredericks and Robert B. Nicholson, and each of them, with full power of substitution, to vote for and on behalf of the undersigned at the annual meeting of stockholders of Lakeland Bancorp, Inc. to be held on July 14, 1999, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Joint Proxy Statement/Prospectus, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

1. Proposed merger agreement which provides for the merger of High Point Financial Corp. into Lakeland.

2.   Election of directors:

                              Nominees:

             For 3 Years:     Mark J. Fredericks
                              Robert B. Nicholson
                              Arthur L. Zande
                              Roger Bosma

3. Amendment to certificate of incorporation to increase authorized shares to 40,000,000.

4. Transactions of such other business as may properly come before the meeting and any adjournment thereof.



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE
UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE MERGER, EACH OF THE BOARD'S NOMINEES AND THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

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
1.  Election of Directors:                                FOR           WITHHELD AGAINST
                                                      ALL NOMINEES          ALL NOMINEES        ABSTAIN
     (The Board recommends a vote "For")
                                                          [ ]                   [ ]               [ ]
      Instruction: to withhold authority to vote,
      for any individual nominee, write that name     Nominees:  Mark J. Fredericks
      in the space provided below:                               Robert B. Nicholson
     ________________________________                            Arthur L. Zande
                                                                 Roger Bosma



2.  Merger Agreement which provides for the merger        FOR                 AGAINST
    of High Point Financial Corp. into Lakeland:         MERGER               MERGER            ABSTAIN
                                                        AGREEMENT            AGREEMENT
     (The Board recommends a  vote "For")
                                                          [ ]                  [ ]                [ ]

3.  Amendment to Certificate of Incorporation:           FOR                 AGAINST
                                                      AMENDMENT             AMENDMENT           ABSTAIN
     (The Board recommends a vote "For")
                                                         [ ]                  [ ]                 [ ]


                                                                              IMPORTANT

                                                      PLEASE SIGN AND DATE AND RETURN PROMPTLY
                                                      Note:  Please sign exactly as your name appears hereon.  Give full title if Attorney, Executor, Administrator, Trustee, Guardian, etc.

                                                      _________________________________________________________

                                                      _________________________________________________________
                                                      SIGNATURE(S)    DATE

                                                      [ ] Please stop mailing an Annual Report.  I have more than one account.
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